                                                                    Exhibit 99.A

                               EXHIBIT 23(A)1.(U)
             ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
                      AEGON/TRANSAMERICA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      AEGON/TRANSAMERICA SERIES FUND, INC.
                        (FORMERLY, WRL SERIES FUND, INC.)

         AEGON/TRANSAMERICA SERIES FUND, INC., a Maryland corporation ("Corporation"), on behalf of its Board of Directors ("Directors"), hereby certifies to the Maryland Department of Assessments and Taxation as follows:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         SECOND: Pursuant to Article V, Paragraph 1 of the Corporation's Articles of Incorporation, the Corporation is authorized to issue One Billion (1,000,000,000) shares of Common Stock having a par value of one cent ($0.01) per share and the aggregate par value of $10,000,000 ("Shares") which are classified in the Corporation's Articles of Incorporation as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Six Hundred Seventy-five Million (675,000,000) of the Shares are designated as Growth Portfolio Common Stock.

         THIRD: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on November 25, 1992, the Shares were reclassified as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Two Hundred Seventy-five Million (275,000,000) of the Shares are designated as Growth Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Global Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Short-to-Intermediate Government Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Emerging Growth Portfolio Common Stock; and One Hundred Million (100,000,000) of the Shares are designated as Equity-Income Portfolio Common Stock.

         FOURTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on March 1, 1994, Shares were reclassified as follows: One Hundred Fifty Million (150,000,000) of the authorized but unissued Shares of the Growth Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Balanced Portfolio Common Stock; and Seventy-five Million (75,000,000) were designated as Utility Portfolio Common Stock. Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as Aggressive Growth Portfolio Common Stock.

         FIFTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on September 2, 1994, Shares were reclassified as follows: Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Tactical Asset Allocation Portfolio Common Stock.

         SIXTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on April 6, 1995, the Corporation increased the aggregate number of shares of capital (common) stock which the Fund has authority to issue from One Billion (1,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $10,000,000, to Two Billion (2,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $20,000,000. Of the One Billion (1,000,000,000) shares newly authorized by the Corporation, the Shares were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E.

Quality Growth Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Growth & Income Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Growth Portfolio Common Stock.

         SEVENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on July 14, 1995, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as T. Rowe Price-WRL Equity Income Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Leisure Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as International Equity Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as Janus Balanced Portfolio Common Stock.

         EIGHTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on January 4, 1996, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as Value Equity Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO Global Sector Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO US Sector Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO Foreign Sector Portfolio Common Stock.

         NINTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on October 23, 1996, shares ----- of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as U.S. Equity Portfolio Common Stock.

         TENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on December 6, 1996, the authorized but unissued shares of the Meridian/INVESCO Global Sector Portfolio Common Stock were designated as Global Sector Portfolio Common Stock; the authorized capital (common) stock of the Meridian/INVESCO US Sector Portfolio were designated as US Sector Portfolio Common Stock; and the authorized capital (common) stock of the Meridian/INVESCO Foreign Sector Portfolio Common Stock were designated as Foreign Sector Common Stock.

         ELEVENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on April 18, 1997, the authorized but unissued shares of the Equity-Income Portfolio Common Stock were designated as Strategic Total Return Portfolio Common Stock and the authorized but unissued shares of the Utility Portfolio were designated as Growth & Income Portfolio Common Stock.

         TWELFTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on September 19, 1997, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as Third Avenue Value Portfolio Common Stock.

         THIRTEENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on February 27, 1998, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as Real Estate Securities Portfolio Common Stock.

         FOURTEENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on November 20, 1998, the Shares were reclassified as follows: Seventy-five Million (75,000,000) of the authorized but unissued Shares of the T. Rowe Price-WRL Equity Income Portfolio Common Stock were reclassified and designated as Money Market Portfolio Common Stock; Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Leisure Portfolio Common Stock were reclassified and designated as Money Market Portfolio Common Stock; and One Hundred Fifty Million (150,000,000) Shares of the authorized capital (common) stock were classified as Money Market Portfolio Common Stock.

         FIFTEENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on

February 18, 1999, the shares were reclassified as follows: Twenty-five Million (25,000,000) shares of the Growth Portfolio Common Stock were designated as Bond Portfolio Common Stock; Twenty-five Million (25,000,000) shares of the Strategic Total Return Portfolio Common Stock and Twenty-five Million (25,000,000) shares of the Emerging Growth Portfolio Common Stock were designated as WRL Goldman Sachs Growth Portfolio Common Stock; Twenty-five Million (25,000,000) shares of the Balanced Portfolio Common Stock and Twenty-five Million (25,000,000) shares of Growth & Income Portfolio Common Stock were designated as WRL Dreyfus Mid Cap Portfolio Common Stock; Twenty-five Million (25,000,000) shares the C.A.S.E. Growth Portfolio Common Stock and Twenty-five Million (25,000,000) shares of the Global Sector Portfolio Common Stock were designated as WRL Goldman Sachs Small Cap Portfolio Common Stock; Twenty-five Million (25,000,000) shares of the Value Equity Portfolio Common Stock and Twenty-five Million (25,000,000) shares of the International Equity Portfolio were designated as WRL T. Rowe Price Dividend Growth Portfolio Common Stock; Twenty-five Million (25,000,000) shares of the U.S. Equity Portfolio Common Stock and Twenty-five Million (25,000,000) shares of the Third Avenue Value Portfolio Common Stock were designated as WRL T. Rowe Price Small Cap Portfolio Common Stock; and Twenty-five Million (25,000,000) shares of the Real Estate Securities Portfolio Common Stock were designated as WRL Salomon All Cap Portfolio Common Stock. Twenty-five Million (25,000,000) Shares of the authorized capital (common) stock was classified as WRL Salomon All Cap Portfolio Common Stock; and Fifty Million (50,000,000) Shares of the authorized capital (common) stock was classified as WRL Pilgrim Baxter Mid Cap Growth Portfolio Common Stock. The authorized but unissued shares of the Money Market Portfolio Common Stock were designated as WRL J. P. Morgan Money Market Portfolio Common Stock; the authorized but unissued shares of the Bond Portfolio Common Stock were designated as the WRL AEGON Bond Portfolio Common Stock; the authorized but unissued shares of the Tactical Asset Allocation Portfolio Common Stock were designated as the WRL DEAN Asset Allocation Portfolio Common Stock; the authorized but unissued shares of the Growth Portfolio Common Stock were designated as the WRL Janus Growth Portfolio Common Stock; the authorized but unissued shares of the Global Portfolio Common Stock were designated as the WRL Janus Global Portfolio Common Stock; the authorized but unissued shares of the Strategic Total Return Portfolio Common Stock were designated as the WRL LKCM Strategic Total Return Portfolio Common Stock; the authorized but unissued shares of the Emerging Growth Portfolio Common Stock were designated as the WRL VKAC Emerging Growth Portfolio Common Stock; the authorized but unissued shares of the Aggressive Growth Portfolio Common Stock were designated as the WRL Alger Aggressive Growth Portfolio Common Stock; the authorized but unissued shares of the Balanced Portfolio Common Stock were designated as the WRL AEGON Balanced Portfolio Common Stock; the authorized but unissued shares of the Growth & Income Portfolio Common Stock were designated as the WRL Federated Growth & Income Portfolio Common Stock; the authorized but unissued shares of the Value Equity Portfolio Common Stock were designated as the WRL NWQ Value Equity Portfolio Common Stock; the authorized but unissued shares of the International Equity Portfolio Common Stock were designated as the WRL GE/Scottish Equitable International Equity Portfolio Common Stock; the authorized but unissued shares of the U.S. Equity Portfolio Common Stock were designated as the WRL GE U.S. Equity Portfolio Common Stock; the authorized but unissued shares of the Real Estate Securities Portfolio Common Stock were designated as the WRL J.P. Morgan Real Estate Securities Portfolio Common Stock, and the authorized but unissued shares of the Third Avenue Value Portfolio were designated as the WRL Third Avenue Value Portfolio.

         SIXTEENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on February 28, 2000, the shares were reclassified as follows: fifty million (50,000,000) of the authorized but unissued shares of the Short to Intermediate Government Portfolio Common Stock were designated as the WRL Great

Companies - America(SM) portfolio Common Stock; fifty million (50,000,000) of the authorized but unissued shares of the Short to Intermediate Government portfolio Common Stock were designated as WRL Great Companies - Technologysm; fifty million (50,000,000) of the authorized but unissued shares of the Meridian Global Sector portfolio were designated as WRL Value Line Leveraged Growth portfolio; fifty million shares (50,000,000) designated but unissued shares of the C.A.S.E. Quality Growth Portfolio became undesignated and unissued shares; the authorized but unissued shares of the WRL GE/Scottish Equitable International Equity Common Stock were designated as the WRL GE International Equity Common Stock; and seventy five million (75,000,000) designated but unissued shares of the C.A.S.E. Growth & Income Portfolio became undesignated and unissued shares.

         SEVENTEENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on September 5, 2000, shares of the authorized but unissued shares of capital (common) stock were classified as follows: fifty million (50,000,000) shares of the authorized shares of capital (common stock) were classified as WRL Great Companies - GlobalSM and fifty million (50,000,000) shares of the authorized shares of capital (common stock) were as WRL Gabelli Global Growth.

         EIGHTEENTH: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on November 8, 2000, the Corporation increased the aggregate number of shares of capital (common) stock which the Fund has authority to issue from Two Billion (2,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $20,000,000, to Three Billion ($3,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $30,000,000. Of the One Billion (1,000,000,000) shares newly authorized by the Corporation, the Shares were classified as follows: fifty million (50,000,000) shares of the authorized shares of capital common stock were classified as WRL LKCM Capital Growth.

         NINTEENTH: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on March 30, 2001, the shares were classified as follows: fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as WRL American Century Income and Growth, fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as WRL American Century International, (150,000,000) shares of the authorized but unissued shares of capital common stock were classified as WRL J.P. Morgan Money Market.

         TWENTIETH: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on May 15, 2001, the name of the Corporation was changed to AEGON/ Transamerica Series Fund, Inc.; the shares were classified as follows: fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as BlackRock Large Cap Value; fifty million (50,000,000) shares of the authorized but unissued shares were classified as BlackRock Mid Cap Growth; fifty million (50,000,000) shares of the authorized but unissued shares were classified as BlackRock Global Science and Technology; the authorized but unissued shares of WRL Goldman Sachs Small Cap were designated as Munder Net50; the authorized but unissued shares of WRL VKAM Emerging Growth were designated as Van Kampen Emerging Growth; the authorized but unissued shares of WRL T. Rowe Price Small Cap were designated as T. Rowe Price Small Cap; the authorized but unissued shares of WRL Goldman Sachs Growth were designated as Goldman Sachs Growth; the authorized but unissued shares of WRL Pilgrim Baxter Mid Cap Growth were designated as Pilgrim Baxter Mid Cap Growth; the authorized but unissued shares of WRL Alger Aggressive Growth were designated as Alger Aggressive Growth; the authorized but unissued shares of WRL Third Avenue Value were designated as Third Avenue Value; the authorized but unissued shares of WRL Value Line Aggressive Growth were designated as Value Line Aggressive Growth; the authorized but unissued shares of WRL American Century International were designated as American Century International; the authorized but unissued shares of WRL GE International Equity were designated as GE International Equity; the authorized but unissued shares of WRL Janus Global were designated as Janus Global; the authorized but unissued shares of WRL Great Companies - Global(2) were designated as Great Companies - Global(2); the authorized but unissued shares of WRL Gabelli Global Growth were designated as Gabelli Global Growth; the authorized but unissued shares of WRL Great Companies - Technology(SM) were designated as Great Companies - Technology(SM); the authorized but unissued shares of WRL Janus Growth were designated as Janus Growth; the authorized but unissued shares of WRL LKCM Capital Growth were designated as LKCM Capital Growth; the authorized but unissued shares of WRL Salomon All Cap were designated as Salomon All Cap; the authorized but unissued shares of WRL Dreyfus Mid Cap were designated as Dreyfus Mid Cap; the authorized but unissued shares of WRL Great Companies - America(SM) were designated as Great Companies - America(SM); the authorized but unissued shares of WRL T. Rowe Price Dividend Growth were designated as T. Rowe Price Dividend Growth; the authorized but unissued shares of WRL GE U.S. Equity were designated as GE U.S. Equity; the authorized but unissued shares of WRL NWQ Value Equity were designated as NWQ Value Equity; the authorized but unissued shares of WRL C.A.S.E. Growth were designated as C.A.S.E. Growth; the authorized but unissued shares of WRL Dean Asset Allocation were designated as Dean Asset Allocation; the authorized but unissued shares of WRL AEGON Balanced were designated as AEGON Balanced; the authorized but unissued shares of WRL LKCM Strategic Total Return were designated as LKCM Strategic Total Return; the authorized but unissued shares of WRL Federated Growth & Income were designated as Federated Growth & Income; the authorized but unissued shares of WRL AEGON Bond were designated as AEGON Bond; the authorized but unissued shares of WRL J.P. Morgan Money Market were designated as J.P. Morgan Money Market; and the authorized but unissued shares of WRL J.P. Morgan Real Estate Securities were designated as J.P. Morgan Real Estate Securities.

         TWENTY-FIRST: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on September 13, 2001, shares of the authorized but unissued shares of capital (common) stock were classified as follows: fifty million (50,000,000) shares of the authorized shares of capital (common stock) of Dean Asset Allocation were re-designated as Transamerica Value Balanced; and two hundred million (200,000,000) authorized shares of capital (common) stock were classified as J.P. Morgan Money Market.

         TWENTY-SECOND: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on February 13, 2002, shares of the authorized but unissued shares of capital (common) stock were classified as follows: fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as PIMCO Total Return; fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as Janus Balanced; fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as Transamerica Convertible Securities; fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as Conservative Asset Allocation; fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as Moderate Asset Allocation; fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified as Moderately Aggressive Asset Allocation; and fifty million (50,000,000) shares of the authorized but unissued shares of capital common stock were classified Aggressive Asset Allocation.

         TWENTY-THIRD: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on September 13, 2002 and February 13, 2002, twenty-five million shares of Dean Asset Allocation were designated as Transamerica Value Balanced; and the authorized but unissued shares of GE International Equity were designated as International Equity.

         TWENTY-FOURTH: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on February 12, 2002, the Corporation increased the aggregate number of shares of capital (common) stock, which the Fund has authority to issue from Three Billion (3,000,000,000) Shares of the par value of one cent (0.01) per share and the aggregate par value of $30,000,000 to Four Billion (4,000,000,000) Shares of the par value of one cent (0.01) per share and the aggregate par value of $40,000,000. Of the One Billion (1,000,000,000) shares newly authorized by the Corporation, the Shares were classified as follows: fifty million (50,000,000) shares of the authorized shares of capital (common) stock were classified as Protected Principal Stock.

         TWENTY-FIFTH: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on March 1, 2002, the Shareholders of American Century International at a Special Meeting of Shareholders duly convened and held on February 8, 2002 approved the Plan of Reorganization into International Equity. The fifty-million (50,000,000) authorized shares of American Century International were re-classified as authorized but unissued shares of capital (common) stock; and the authorized but unissued shares of International Equity were re-classified and designated as American Century International.

         TWENTY-SIXTH: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on March 27, 2002, the Corporation increased the aggregate number of shares of capital (common) stock, which the Fund has the authority to issue from Four Billion (4,000,000,000) shares of the par value of one cent ($0.01) per share and the aggregate par value of $40,000,000.00 to Five Billion (5,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $50,000,000.00. The authorized but unissued shares of capital (common) stock were classified as follows: Five hundred million (500,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Van Kampen Money Market; Seventy-Five million (75,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Janus Growth II; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Capital Guardian Global; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Capital Guardian U.S. Equity; Fifty million (50,000,000) shares of the authorized but unissued shares were classified as Capital Guardian Value; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Dreyfus Small Cap Value; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Jennison Growth; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as J.P. Morgan Enhanced Index; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as MFS High Yield; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as T. Rowe Price Equity Income; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as T. Rowe Price Growth Stock; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Transamerica U.S. Government Securities; Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Van Kampen Asset Allocation; and Fifty million (50,000,000) shares of the authorized but unissued shares of capital (common) stock were classified as Van Kampen Active International Allocation.

         TWENTY-SEVENTH: Pursuant to the Corporation's Articles Supplementary to the Articles of Incorporation filed on September 6, 2002, the authorized but unissued shares were classified as follows: fifty million (50,000,000) shares of the authorized but unissued shares were designated as Transamerica Growth Opportunities; fifty million (50,000,000) shares of the authorized but unissued shares were designated as Transamerica Equity; the authorized but unissued shares of Pilgrim Baxter Mid Cap Growth were designated as PBHG Mid Cap Growth; the authorized but unissued shares of NWQ Value Equity were designated as PBHG/NWQ Value Select; the authorized but unissued shares of J.P. Morgan Real Estate Securities were designated as Clarion Real Estate Securities; the authorized but unissued shares of J.P. Morgan Money Market were designated as Transamerica Money Market; the authorized shares of C.A.S.E. Growth were re-classified as authorized but unissued shares of capital (common) stock; and the authorized shares of AEGON Balanced were re-classified as authorized but unissued shares of capital (common) stock.

         TWENTY-EIGHTH: The Board of Directors of the Corporation at a meeting held on September 9, 2002, adopted resolutions whereby shares of the authorized but unissued shares were classified as follows: fifty-million (50,000,000) shares of the authorized but unissued shares were designated as Union Planters Select + Aggressive; fifty-million (50,000,000) shares of the authorized but unissued shares were designated as Union Planters Select + Growth & Income; fifty million (50,000,000) shares of the authorized but unissued shares were designated as Union Planters Select + Conservative; and the authorized but unissued shares of Goldman Sachs Growth were re-classified as Marsico Growth.

         TWENTY-NINTH: The Shares of Common Stock so authorized and reclassified by the Directors of the Corporation shall have the powers, preferences, and rights, and qualifications, restrictions and limitations, specified in Article V, Paragraph 4 of the Articles of Incorporation of the Corporation and shall be subject to all its provisions relating to the stock of the Corporation.

         THIRTIETH: The aforesaid Shares of Common Stock have been duly authorized and reclassified by the Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation and in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, the undersigned Secretary of AEGON/Transamerica Series Fund, Inc., hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges that these Articles Supplementary are the act of the Corporation, and certifies that, to the best of his knowledge, information and belief, all matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Date: October 31, 2002              AEGON/TRANSAMERICA SERIES FUND, INC.

                                       /s/ John K. Carter
                                    -----------------------------
                                    John K. Carter
                                    Vice President, Secretary and
                                    General Counsel
ATTEST:

   /s/ Gayle A. Morden
----------------------
Gayle A. Morden
Assistant Vice President and
Assistant Secretary